UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — April 9, 2019 (April 8, 2019)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Charlene Barshefsky as New Independent Director

On April 8, 2019, the Company’s Board of Directors voted to increase the size of the Board of Directors from nine (9) directors to ten (10) directors and appoint Charlene Barshefsky as a new director to the Board of Directors. On April 8, 2019, the Company issued a press release announcing the appointment of Ms. Barshefsky as a new director.

Ms. Barshefsky will join the Company’s Board as an independent director, effective immediately, for a term extending through the date of the Company’s 2019 annual meeting of stockholders. Ms. Barshefsky was nominated and appointed pursuant to that certain Securities Purchase Agreement by and between the Company and Stagwell Agency Holdings LLC, dated as of March 14, 2019. Ms. Barshefsky was also appointed as a member of the Company’s Audit Committee and the Nominating & Corporate Governance Committee.

In connection with her service on the Board of Directors, Ms. Barshefsky will receive the same reimbursement (including of travel expenses, if applicable), indemnification and insurance coverage for her service as other non-employee directors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated April 8, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2019	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel & Corporate Secretary